PFT Global Dividend Fund Period ending 6/30/15

1. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated November 20, 2014 Incorporated by reference to Post-Effective Amendment No. 210 to the Registrants Registration Statement filed on May 26, 2015.